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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-101607) and on Form S-8 (File No. 33-42354, No. 33-63510, No. 33-79654, No. 33-79756, No. 33-79664, No. 333-48357, No.
333-68815, No. 333-81821 and No. 333-94405) of Allied Waste Industries, Inc. of our report dated February 4, 2004 relating to the consolidated financial statements and financial statement schedule of Allied Waste Industries, Inc., our report dated March 5, 2004 relating to the consolidated financial statements and financial statement schedule of Browning-Ferris Industries, Inc., and our reports dated March 5, 2004 with respect to the financial statements of BFI Energy Systems of Plymouth, Inc., BFI Services Group, Inc., BFI Trans River
(LP),Inc., Browning-Ferris Industries Europe, Inc., Browning-Ferris Industries Asia Pacific, Inc., BFI Energy Systems of Boston, Inc., and Consolidated Processing, Inc., which appear in this Annual Report on Form 10-K.


PRICEWATERHOUSECOOPERS LLP

Phoenix, Arizona
March 11, 2004